                                                                     EXHIBIT 4.7


                     COMMON STOCK                        SHARES

NUMBER       THIS CERTIFICATE IS TRANSFERABLE
C               IN JERSEY CITY, NEW JERSEY           SEE REVERSE FOR
                 OR NEW YORK, NEW YORK              CERTAIN DEFINITIONS
                                               AND RESTRICTIONS ON TRANSFER


                                                  CUSIP _________



                           HOST MARRIOTT CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND


             THIS CERTIFIES THAT



                                    SPECIMEN



             IS THE RECORD HOLDER OF



                   FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF
HOST
MARRIOTT
CORPORATION


                  Host Marriott Corporation (the "Corporation"), transferable on the books of the Corporation by the registered holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter and bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

                  Witness the facsimile seal of the Corporation and the
              facsimile signatures of its duly authorized officers.

              Dated:

              COUNTERSIGNED AND REGISTERED            HOST MARRIOTT CORPORATION
                 FIRST CHICAGO TRUST COMPANY OF              Corporate
                 NEW YORK                                      Seal
                                 TRANSFER AGENT                1998
                                 AND REGISTRAR               MARYLAND


BY

                                                 ___________  ___________
                            AUTHORIZED SIGNATURE  Secretary    President


                           HOST MARRIOTT CORPORATION

The shares of Common Stock represented by this Certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer primarily for the purpose of the Corporation's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Except as expressly provided in the Corporation's charter, (i) no Person may Beneficially Own or Constructively Own shares of Common Stock of the Corporation in excess of 9.8 % (in value or number of shares, whichever is more restrictive) of the outstanding Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable) or an Excluded Holder (in which case the Excluded Holder Limit shall be applicable); (ii) with respect to any class or series of shares of Capital Stock other than Common Stock, no Person may Beneficially Own or Constructively Own more than 9.8 % (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of such stock of the Corporation (collectively, (i) and (ii) are referred to herein as the "Ownership Limit"), unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable) or an Excluded Holder (in which case the Excluded Holder Limit shall be applicable);
(iii) no Person may Beneficially Own or Constructively Own shares of Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code, would cause either the Corporation to be considered to Constructively Own an interest in a tenant that is described in Section 856(d)(2)(B) of the Code for purposes of applying Section 856(c) of the Code or Host Marriott, L.P. (or any successor thereto) to be considered to Constructively Own an interest in a tenant that is described in Section 856(d)(2)(B) of the Code for purposes of applying Section 7704(d) of the Code, or otherwise would cause the Corporation to fail to qualify as a REIT under the Code; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in shares of Capital Stock of the Corporation being owned by fewer than 100 Persons. Notwithstanding the foregoing, commencing at 12:01 a.m. (Eastern Standard Time) on the day immediately following the effective date of the merger (the "Merger") of Host Marriott Corporation, a Delaware corporation, with and into the Corporation, no Excluded Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excluded Holder Limit for such Excluded Holder. An "Excepted Holder" means a stockholder of the Corporation for whom an Excepted Holder Limit is created by the Board of Directors. An "Excluded Holder" means any Person who acquires Constructive Ownership or Beneficial Ownership of shares of Common Stock solely be reason of the Transfer of Common Stock in the Merger and who, immediately following the Merger, either Beneficially Owns or Constructively Owns shares of Common Stock in excess of the Ownership Limit solely by reason of the Transfer of Common Stock in the Merger. The "Excluded Holder Limit" means, with respect to any Excluded Holder, the lesser of (i) shares of Capital Stock representing 9.9% (in value) of the outstanding shares of Capital Stock of the Corporation or (ii) the shares of Capital Stock that such Excluded Holder was considered to Constructively Own immediately following the Merger solely by reason of the Merger (taking into account only such shares of Capital Stock and no other shares as to which such Person may thereafter become, for any reason, the Constructive Owner or the Beneficial Owner), provided, however, that if at any
                                             -----------------
time the Excluded Holder Limit for any Excluded Holder would be less than the Ownership Limit, such Excluded Holder shall cease to be an Excluded Holder and the Ownership Limit shall thereafter apply to such Person. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which cause or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on Transfer are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Charitable Trustee of a Charitable Trust for the benefit (except as otherwise provided in the charter of the Corporation) of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. A Person who attempts to
                                         -- ------
Beneficially Own or Constructively Own shares of Capital Stock in violation of the Transfer restrictions described above shall have no claim, cause of action or any recourse whatsoever against a transferor of such shares of Capital Stock. All capitalized terms in this legend have the meanings defined in the Corporation's charter, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer, will be furnished to each holder of shares of Capital Stock of the Corporation on request and without charge.


The Corporation has the authority to issue shares of more than one class. The Corporation will furnish to any stockholder upon request in writing and without charge a full statement of (1) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications and terms and conditions of redemption of the shares of each class which the Corporation is authorized to issue and (2) with respect to any preferred or special class of shares that may be issued in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent they have been set and (ii) the authority of the Board of Directors to set the relative rights and preferences of subsequent series of such preferred or special class of stock.


                      ____________________________________

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws of regulations:

     TEN COM -- as tenants in common                           UNIF GIFT MIN ACT --      Custodian
                                                                                    ------------------
     TEN ENT -- as tenants by the entirety                                          (Cust)   (Minor)
     JT TEN  -- as joint tenants with right of survivorship                       under Uniform Gifts to Minors

                                                                  Act ___________
                                                                       (State)


    Additional abbreviations may also be used though not in the above list.


For Value received, ______________ hereby sell, assign, and transfer unto


          PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE

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Please print or typewrite name and address including postal zip code of assignee


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_________________________________________ shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________________
               /  (Name of Transfer Agent)/

Attorney to transfer the said stock on the books of the within - named Corporation with full power of substitution in the premises.



Dated_________________________


                                  Signature:



                                  _____________________________________________
                                  Notice: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.


                                  Signature guaranteed:
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                                  -------------------------------------------
                                  THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN
                                  ELIGIBLE GUARANTOR INSTITUTION (BANKS,
                                  STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
                                  AND CREDIT UNIONS WITH MEMBERSHIP IN AN
                                  APPROVED SIGNATURE GUARANTEE MEDALLION
                                  PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.